 EXECUTION COPY

INVESTORS RIGHTS AGREEMENT

DATED MARCH 4, 2011

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS	1
1.1 Definitions	1

ARTICLE 2 REGISTRATION OBLIGATIONS	4
2.1 Registration Obligation	4
2.2 Investor Obligation	5
2.3 General Registration Requirements	5

ARTICLE 3 CO-SALE RIGHTS	12
3.1 Co-Sale Rights	12
3.2 Sale Notice	12
3.3 Shares to be Sold	12
3.4 Consideration and Expenses	13
3.5 Conditions of Sale	13
3.6 Cooperation	13
3.7 Registration of Co-Sale Shares	14
3.8 Deadline for Completion of Sale	14
3.9 Sales in Violation of the Co-Sale Right	14
3.10 Excepted Sales	14

ARTICLE 4 REPORTING REQUIREMENTS	14

ARTICLE 5 BOARD REPRESENTATION	15
5.1 Director Nominee to the Company	15
5.2 Director Nominee to Emir Oil	17
5.3 Termination of Rights	18
5.4 Compliance with Law and Policy	18

ARTICLE 6 MISCELLANEOUS	18
6.1 Remedies	18
6.2 No Conflicting Agreements	19
6.3 Tolmakov Agreements	19
6.4 Amendments; Waivers	19
6.5 Notices	19
6.6 Successors and Assigns	21
6.7 No Third-Party Beneficiaries	21
6.8 Governing Law	21
6.9 Jurisdiction	21
6.10 Execution	22
6.11 Severability	22

i

INVESTORS RIGHTS AGREEMENT

This INVESTORS RIGHTS AGREEMENT (this “Agreement”) is dated as of March 4, 2011 among BMB MUNAI, INC., a Nevada corporation (the “Company”), BORIS CHERDABAYEV, Chairman of the Company, TOLEUSH TOLMAKOV, Vice President of Production of the Company and former General Director of Emir Oil, LLP, wholly-owned subsidiary of the Company, organized under the laws of the Republic of Kazakhstan (“Emir Oil”), and the holders of the Notes listed on the signature page hereto (each such noteholder, together with their respective successors and assigns, an “Investor,” and collectively, the “Investors”).

WHEREAS, contemporaneously herewith, the Company and Investors are amending the terms of existing convertible senior notes issued pursuant to an Indenture between the Company and The Bank of New York Mellon (as amended, supplemented or otherwise modified from time to time, the “Indenture”) providing for $61,400,000 aggregate principal amount of 10.75% convertible senior notes due July 13, 2013 (the “Notes”) of the Company (the “Note Restructuring”).

WHEREAS, the parties hereto have agreed to certain registration, co-sale and board representation rights in connection with the Note Restructuring, as more fully set forth in this Agreement.

WHEREAS, the Company has previously entered into that certain Participation Interest Purchase Agreement by and among Palaeontol V.B., the Company and MIE Holdings Corporation, dated February 14, 2011, pursuant to which the Company has agreed to sell all of its interest in Emir Oil.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms will have the meanings indicated in this Section 1.1:

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Business Day” means a day on which commercial banks in the State of New York, London, United Kingdom or the Republic of Kazakhstan are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Co-Sale” has the meaning provided in Section 3.1 hereof.

“Co-Sale Notice” has the meaning provided in Section 3.3 hereof.

“Co-Sale Period” has the meaning provided in Section 3.3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning provided in the introductory paragraph hereof.

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Notes.

“Director Nominee” means a director nominated to the Company’s board of directors, or a director or manager (or similar) nominated and appointed to the Emir Board, as the case may be, by the Investors who are holders of Notes or Conversion Shares as provided herein.

“Effectiveness Period” means, as to any registration statement required to be filed pursuant to this Agreement, the period commencing on the date when such registration statement is declared effective by the Commission and ending on the earliest to occur of (a) such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the Investors included therein or (b) one year following the Maturity Date (as such term is defined in the Indenture).

“Emir Board” has the meaning provided in Section 5.2 hereof.

“Emir Oil” has the meaning provided in the introductory paragraph hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Filing Date” has the meaning provided in Section 2.1 hereof.

“Indenture” has the meaning provided in the recitals hereof.

“Investor” or “Investors” has the meaning provided in the introductory paragraph hereof.

“Majority Holders” means the Investors holding more than fifty percent (50%) of the Conversion Shares, with Notes being treated as if converted to Conversion Shares for purposes of determining such percentage.

“Notes” has the meaning provided in the recitals hereof.

“Note Restructuring” has the meaning provided in the recitals hereof.

“NYSE Amex” means NYSE Amex and any successor thereto.

“Organizational Documents” means the articles of incorporation, bylaws, limited liability company agreement, limited partnership agreement or similar organizational and governing documents of an entity.

“Participating Stockholder” means an Investor who has timely delivered a Co-Sale Notice.

“Permitted Amendment” means any amendment, supplement or other modification to the PIP Agreement, a copy of which has been provided (or made publicly available through an electronic filing of with the SEC) to each Investor holding Notes, that either (i) has been consented to in writing by all of the Investors holding Notes or (ii) does not (A) extend, or have the effect of extending, the Extended End Date (as defined in the PIP Agreement); or (B) adversely affect the obligation or ability of the Company to redeem the Notes upon the consummation of the PIP Transaction, as contemplated by Section 6.1 of this Agreement and Section 10.2 of the Indenture.

“PIP Agreement” means that certain Participation Interest Purchase Agreement, dated February 14, 2011, by and among Palaeontol V.B., the Company and MIE Holdings Corporation, a copy of which has been provided (or made publicly available through an electronic filing of with the SEC) to the Investors, which copy omits the Company Disclosure Schedule (as defined therein) and all other schedules, exhibits and annexes thereto, which the Company has determined are not material to the interests of the Investors under the Indenture, the Notes or this Agreement, together with any Permitted Amendments thereto.

“PIP Transaction” means the transactions contemplated by the PIP Agreement.

“Pro Rata Portion” means with respect to the number of shares of Common Stock to be sold by each Participating Stockholder, the number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock subject to the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of Conversion Shares then held by such Participating Stockholder and (B) the denominator of which is equal to the number of shares of Common Stock then held by the Selling Stockholder plus the number of Conversion Shares then held by the Participating Stockholders, in the aggregate.

“Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proposed Transferee” has the meaning provided in Section 3.1 hereof.

“Questionnaire” means a written questionnaire containing such information as the Company may reasonably request, that is requested for use in connection with any registration statement covering Registrable Securities and in any application to be filed with or under state securities laws, which Questionnaire shall be returned by each Investor to the Company within ten (10) Business Days of receipt of such Questionnaire from the Company.

“Registrable Securities” means, with respect to the Investors who have satisfied the obligations provided in Section 2.2 hereof, (i) the Notes, until such Notes have been converted into shares of Common Stock, (ii) the Conversion Shares held by, or issuable to, such Investor, (iii) up to 100,000 shares, in the aggregate, of Common Stock (other than Conversion Shares) held by the Investors as of the date of filing of the applicable registration statement and (iv) any security issued with respect to any of the foregoing upon any stock dividend, split or similar event.  With respect to clause (iii) of this definition, each Investor shall be entitled to include up to its pro rata share (based on the number of shares of Common Stock (other than Conversion Shares) to be included by such Investor in the applicable registration statement as of the date of filing) of the aggregate number of shares of Common Stock (other than Conversion Shares) to be included by all Investors in such registration statement.

“Sale Notice” has the meaning provided in Section 3.2 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Stockholder” has the meaning provided in Section 3.1 hereof.

“Terminate” or “Terminated” or “Termination” means, with respect to the PIP Transaction and the PIP Agreement, that the PIP Agreement has been terminated, has expired by its terms or has been abandoned by the parties thereto prior to the transactions contemplated thereunder having been consummated.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink OTC Market Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day will mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or other electronic trading system is the principal exchange, market or trading system on which the Common Stock is listed or quoted for trading on the date in question.

“Trustee” means the Bank of New York Mellon.

“Underwritten Offering” means an offering in which Registrable Securities are sold to an underwriter for reoffering to the public.

ARTICLE 2
REGISTRATION OBLIGATIONS

2.1 Registration Obligation.  The Company shall on or prior to the earlier of (i) thirty (30) days following the date on which the PIP Transaction is Terminated or (ii) November 14, 2011 (the “Filing Date”), file a registration statement on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act covering the resale of the Registrable Securities and shall make a listing application with NYSE Amex in respect of such Registrable Securities, and shall use its reasonable best efforts to cause such registration statement to become effective and such listing application to be approved as promptly as is reasonably practicable after filing.  In the event the Commission specifically prohibits the initial registration statement from including all Registrable Securities under rules, interpretations or guidance of the Commission (provided that the Company will advocate with the Commission for the registration of all or the maximum number of shares permitted by such rules, interpretations or guidance), then the Company shall file such additional registration statements at the earliest practical date on which the Company is permitted by the Commission’s rules, interpretations and guidance to file such additional registration statements related to the Registrable Securities.  In the event that, while the Notes remain outstanding, the Company fails to file a listing application or registration statement related to the Registrable Securities on or prior to the Filing Date, and fails to use reasonable best efforts to cause such listing to be approved and such registration statement to become effective, interest on the Notes shall be increased as provided in Section 9.23 of the Indenture until such time as the Company shall have filed such listing application and registration statement and use reasonable best efforts to procure and maintain an approval for listing the Registrable Securities.

2.2 Investor Obligation.  No Investor shall be entitled to include in a registration statement covering Registrable Securities any Registrable Securities held by such Investor, unless such Investor has timely furnished the Company with an accurate and complete Questionnaire and all other information as the Company may from time to time reasonably request that is required for use in connection with any registration statement covering Registrable Securities or in any application to be filed with or under state securities laws, which such Investor shall furnish within ten (10) Business Days of the Company’s request and, with respect to any follow-up questions or requests of the Company relating to such Questionnaire, such Investor shall respond reasonably promptly; provided, that the failure of any Investor to provide any information required or requested pursuant this Section 2.2 shall not prejudice the right of such Investor to include any of its Registrable Securities in a registration statement covering Registrable Securities so long as any such failure does not adversely affect the Company in any material respect or directly cause any material delay in the filing of such registration statement.  Any sale of Registrable Securities by an Investor shall constitute a representation and warranty by such Investor that the information furnished in writing by or on behalf of such Investor to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements provided by such Investor, in light of the circumstances under which they were made, not misleading.

2.3 General Registration Requirements.

(a) In connection with any registration of Registrable Securities, the Company will:

(i) prepare and file with the Commission a registration statement in the manner provided in this Agreement and use its reasonable best efforts to cause such registration statement to become and remain effective for the Effectiveness Period;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the end of the Effectiveness Period;

(iii) furnish to each Investor, at the option of the Company in electronic format, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Investor may reasonably request;

(iv) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as an Investor shall reasonably request, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the registration statement; provided, however, that it will not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process;

(v) furnish, at the request of an Investor, a legal opinion of the counsel representing the Company for the purposes of such registration, addressed to such Investor, in customary form and covering matters of the type customarily covered in such legal opinions;

(vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(vii) notify the Investors, at any time when the offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Investors as may be reasonably requested by the Investors; provided, however, that the Company may suspend for a reasonable period of time the use or effectiveness of any registration statement, and the Investors agree not to offer or sell any Registrable Securities during such reasonable period of time, if there is material, non-public information about the Company that the Company reasonably determines not to be in the best interests of the Company to disclose and that the Company is not otherwise required to disclose; provided, further, that the period during which the availability of any registration statement may be suspended without the Company incurring any obligation to pay additional interest pursuant to Section 2.1 hereof or Section 9.23 of the Indenture shall not exceed forty five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period;

(viii) keep the Investors informed of the Company’s best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Investors of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any Proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any Proceeding for that purpose;

(ix) before filing any registration statement as contemplated by this Agreement and any amendment or supplement thereto (including any documents incorporated by reference therein), the Company will furnish to each Investor holding Registrable Securities copies of all such offering documents, at the option of the Company in electronic format, to the email address for such Investors specified on the signature pages hereto, which offering documents will be subject to the review of such Investors and the Company will make such changes in the offering documents as are promptly and reasonably requested by an Investor.  Investors must provide comments to the offering documents, if any, within three (3) Business Days after the receipt of such offering documents.  Investors must maintain the confidentiality of all nonpublic information contained in such documents furnished by the Company and refrain from trading on the basis of such nonpublic information, until such time as the nonpublic information has been publicly disclosed;

(x) make available for inspection during normal business hours by representatives for the Investors and any underwriters participating in any disposition pursuant to any registration statement and any broker-dealers, attorneys and accountants retained by such Investors or any such underwriters, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Investors, or any such underwriters, broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall, at the Company’s request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any registration statement or the use of any prospectus referred to in this Agreement) or necessary to defend or prosecute a claim brought against or by any such persons (e.g., to establish a “due diligence” defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company; provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Investors and the other parties entitled thereto by the counsel for the Investors;

(xi) use its reasonable best efforts to (i) prevent the issuance of, and, if issued, to obtain the withdrawal of, any order suspending the effectiveness of a registration statement and (ii) obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Investor, and counsel for the Investors, of any such order or suspension and the withdrawal or lifting thereof.

(b) The holders of Registrable Securities covered by a registration statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers that will administer the offering will be selected by the holder of a majority of the Registrable Securities included in such offering.  In connection with any Underwritten Offering of Registrable Securities, the Company shall take all actions and enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as are necessary, or reasonably requested by the holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; and in connection therewith:

(i) the Company shall make such representations and warranties to, and covenants with, the Investors holding such Registrable Securities and the underwriters, if any, in form, substance and scope as would be customarily made by the Company to underwriters in similar offerings of securities;

(ii) the Company shall obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the counsel to the Investors holding the Registrable Securities being sold) addressed to each selling Investor and the underwriters, if any, covering the matters that would be customarily covered in opinions requested in sales of securities;

(iii) the Company shall obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Shelf Registration Statement) addressed to the underwriters, if any, and the Investors selling such Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type that would customarily be covered in “comfort letters” to underwriters in connection with similar Underwritten Offerings;

(iv) the Company shall, if an underwriting agreement is entered into, cause any such underwriting agreement to contain indemnification provisions and procedures no less favorable than the indemnification provisions and procedures set forth in Section 2.3(d) hereof with respect to the Investors, the underwriters, if any, and all other parties to be indemnified pursuant to said Section; and

(v) the Company shall deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings; the above to be done at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(c) All registrations pursuant to this Agreement will be made solely at the Company’s expense, whether or not any registration statement is filed or declared effective under the Securities Act, other than (i) in an Underwritten Offering, the underwriters’, broker-dealers’ and placement agents’ selling discounts, commissions and fees relating to the sale of an Investor’s Registrable Securities and (ii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Registrable Securities which will be paid by the Investor.

(d) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investors, the Investors’ directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls an Investor or such participating person within the meaning of the Securities Act, from and against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees), or expenses, joint or several, to which the Investor or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, including any document incorporated by reference therein, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances will reimburse the Investors or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Investors or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Investors specifically for use therein; provided, further, that the indemnity provided in this Section will be in addition to any liability which the Company may otherwise have to the Investors.

(e) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees), or expenses, joint or several, to which the  Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is made in reliance on and in conformity with any information furnished in writing by such Investor to the Company concerning such Investor specifically for inclusion in the offering documents relating to such offering.

(f) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either Section 2.3 (d) or Section 2.3(e), such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within thirty (30) days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(g) If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) In order to permit an Investor to sell the Registrable Securities, if so desired, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company will:

(i) comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

(ii) make and keep available adequate and current public information regarding the Company;

(iii) file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

(iv) upon written request from an Investor, furnish to such Investor copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

(v) upon written request from an Investor, furnish to such Investor (A) a copy of the most recent quarterly report of the Company and such other reports and documents filed by the Company with the Commission and (B) such other information as may be reasonably required to permit such Investor to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

(i) Notwithstanding anything to the contrary herein, any and all of the Company’s obligations under this Article will terminate upon the earlier to occur of (1) the date the Effectiveness Period shall have ended (in accordance with the definition thereof) and (2) the date that 100% of the Notes have been redeemed by the Company in accordance with the terms of the Indenture.

ARTICLE 3
CO-SALE RIGHTS

3.1 Co-Sale Rights.  If, other than as expressly contemplated under the PIP Agreement, at any time prior to the payment in full of amounts due under the Notes and the Indenture, Boris Cherdabayev or Toleush Tolmakov (each a “Selling Stockholder”) proposes to sell any shares of Common Stock to a third party (the “Proposed Transferee”), each holder of Notes shall be permitted to participate in such sale (a “Co-Sale”) on the terms and conditions set forth in this Article.

3.2 Sale Notice.  Prior to the consummation of a sale by a Selling Stockholder, such Selling Stockholder shall deliver to the Company and each Investor a written notice (a “Sale Notice”) of the proposed sale. The Sale Notice shall make reference to the Participating Stockholders' rights hereunder and shall describe in reasonable detail:

(i) the name of the Proposed Transferee(s), if known;

(ii) the number of shares of Common Stock to be sold by such Selling Stockholder;

(iii) the per share purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv) confirmation that the Proposed Transferee, if known, has been informed of the Co-Sale Rights provided for herein and agreed to purchase shares in accordance with the terms hereof;

(v) the proposed date, time and location of the closing of the sale; and

(vi) a copy of any form of agreement proposed to be executed in connection therewith.

3.3 Shares to be Sold.  Each Investor shall be entitled to exercise its right to participate in a Co-Sale by delivering to such Selling Stockholder a written notice (a “Co-Sale Notice”) stating its election to do so and specifying the number of shares of Common Stock to be sold by it no later than fifteen (15) Business Days after receipt of the Sale Notice (the “Co-Sale Period”). The offer of each Participating Stockholder set forth in a Co-Sale Notice shall be irrevocable, and, to the extent such offer is accepted, such Participating Stockholder shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in the Sale Notice. Such Selling Stockholder shall use it reasonable efforts to include in the proposed sale the number of shares of Common Stock equal to the product obtained by multiplying (x) the number of shares of Common Stock held by the Participating Stockholders by (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock such Selling Stockholder proposes to sell and (B) denominator of which is equal to the number of shares of Common Stock then owned by such Selling Stockholder; it being understood that the Proposed Transferee shall not be required to purchase shares of Common Stock in excess of the number set forth in the Sale Notice.  In the event the Proposed Transferee elects to purchase less than all of the shares of Common Stock sought to be sold by the Participating Stockholders, the number of shares to be sold to the Proposed Transferee by such Selling Stockholder and each Participating Stockholder shall be reduced so that each such stockholder is entitled to sell its Pro Rata Portion of the number of shares of Common Stock the Proposed Transferee elects to purchase (which in no event may be less than the number of shares of Common Stock set forth in the Sale Notice).  Each Investor who does not deliver a Co-Sale Notice shall be deemed to have waived all of such Investor's rights to participate in such sale, and such Selling Stockholder shall (subject to the rights of any Participating Stockholder) thereafter be free to sell to the Proposed Transferee the number of shares of Common Stock set forth in the Sale Notice (subject to any reduction by the Proposed Transferee as provided in this Section 3.3), at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to such Selling Stockholder than those set forth in the Sale Notice, without any further obligation to the non-accepting Investor.

3.4 Consideration and Expenses.  The fees and expenses of a Selling Stockholder incurred in connection with a Co-Sale and for the benefit of all Participating Stockholders (it being understood that costs incurred by or on behalf of such Selling Stockholder for its sole benefit will not be considered to be for the benefit of all Participating Stockholders), to the extent not paid or reimbursed by the Proposed Transferee, shall be paid by the Company.

3.5 Conditions of Sale.  Each Participating Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as to itself, to the extent applicable, as a Selling Stockholder makes or provides in connection with the Co-Sale; provided, that all representations, warranties, covenants and indemnities shall be made by such Selling Stockholder and each other Participating Stockholder severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to such Participating Stockholder shall be in an amount not to exceed the aggregate proceeds received by such Participating Stockholder in connection with any Co-Sale; provided, further, that, in furtherance of and without limiting the foregoing, no Participating Stockholder shall be required to make any representation, warranty, covenant or indemnity pertaining to the Company or its operations.

3.6 Cooperation.  Each Participating Stockholder shall take all actions as may be reasonably necessary to consummate the Co-Sale, including, without limitation, entering into agreements and delivering certificates, legal opinions and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by a Selling Stockholder.

3.7 Registration of Co-Sale Shares.  Each Participating Stockholder and each Selling Stockholder agrees to comply with applicable securities registration requirements, or applicable exemptions therefrom, in completing any sale of shares of Common Stock.  The Company shall make such filings and take such other actions as may be necessary or advisable in its capacity as the issuer of such shares in order to facilitate such compliance with any such registration requirements or exemptions.

3.8 Deadline for Completion of Sale.  A Selling Stockholder shall have thirty (30) Business Days following the expiration of the Co-Sale Period in which to sell the shares of Common Stock described in the Sale Notice, on terms not more favorable to such Selling Stockholder than those set forth in the Sale Notice. If at the end of such period such Selling Stockholder has not completed such sale, such Selling Stockholder may not then effect a sale of Common Stock without again fully complying with the provisions of this Article.

3.9 Sales in Violation of the Co-Sale Right.  If a Selling Stockholder sells or otherwise transfers to a Proposed Transferee any of its shares of Common Stock in breach of this Article, then each Participating Stockholder shall have the right to sell to such Selling Stockholder, and such Selling Stockholder undertakes to purchase from each Participating Stockholder, the number of shares of Common Stock that such Participating Stockholder would have had the right to sell to the Proposed Transferee pursuant to this Article, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Common Stock from such Selling Stockholder. Such Selling Stockholder shall also reimburse each Participating Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Stockholder's rights under this Article.  Notwithstanding anything herein to the contrary, the rights and remedies of the Participating Stockholders provided in this Section 3.9 are not exclusive and shall not limit any rights and remedies that may otherwise be available to the Participating Stockholders under this Agreement, the Indenture, at law or in equity.

3.10 Excepted Sales.  The Co-Sale Rights provided in this Article shall not apply to sales by Selling Stockholders that are: (i) conducted through a broker; (ii) executed on any applicable Trading Market; and (iii) in an amount that, together with all shares of Common Stock sold for the account of any such Selling Stockholders within the preceding three months, does not exceed 1.0% of the outstanding shares of Common Stock shown on the Company’s most recent Annual, Quarterly or Current Report filed by the Company pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

ARTICLE 4
REPORTING REQUIREMENTS

The Company covenants and agrees that it will make all of its required filings under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act, as applicable.  If at any time the Company is not required to file reports pursuant to the Exchange Act, the Company will, upon the request of any Investor, make available such information as is necessary to permit sales pursuant to Rule 144A under the Securities Act.  The Company further covenants and agrees, for so long as any Notes remain outstanding or Registrable Securities are held by Investors, that it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Notes and Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

 ARTICLE 5
BOARD REPRESENTATION

5.1 Director Nominee to the Company.

(a) In the event the PIP Transaction is Terminated, the Investors shall be entitled to nominate, and the Company shall promptly (but no later than ten (10) days following such Termination) so appoint, one member of the Company’s board of directors, which member shall also serve on the Company’s Compensation Committee; provided, that such Director Nominee shall satisfy the independence requirements applicable to directors and members of the Compensation Committee, promulgated by the Commission and any relevant Trading Market.  The Director Nominee shall be approved by the Investors by a notice signed by the Majority Investors delivered to the Company.  The Investors shall not be entitled to nominate or appoint a Director Nominee to the Company’s board of directors unless and until the PIP Transaction is Terminated.

(b) After the initial appointment of the Director Nominee set forth in clause 5.1(a) above, any change to the Director Nominee shall be approved by the Investors by a notice signed by the Majority Investors, which notice must be delivered to the Secretary of the Company ninety (90) days prior to any annual or special meeting of stockholders or the Company circulating an Action by Written Consent of the stockholders relating to the election of directors.  The Company shall provide notice to the Investors one hundred twenty (120) days prior to such annual or special meeting of stockholders or such distribution of an Action by Written Consent of the stockholders.  The person so designated by the Investors in any such notice (i) must meet the independence requirements of directors of the Company set forth above, (ii) shall remain the Director Nominee without any further notice by the Investors, unless such person is replaced by the Investors as provided in this Section 5.1 and (iii) upon such person’s appointment to the board of directors pursuant to this Section 5.1, such person shall remain a member of the board of directors and of the Company’s Compensation Committee until such time as such person is removed or replaced in accordance with this Section.  The failure by the Investors to deliver notice to the Secretary of the Company in accordance with this Section 5.1(b)  shall not affect the rights of the Investors hereunder in any manner whatsoever, other than with respect to the appointment of a new Director Nominee at any annual or special meeting of stockholders occurring, or pursuant to an Action by Written Consent of the stockholders distributed, less than ninety (90) days from the date such notice was required to be delivered.

From time to time during the term of this Agreement, the Majority Holders may, in their sole discretion, (i) notify the Company in writing of an intention to remove from the board of directors the incumbent Director Nominee or (ii) notify the Company in writing of an intention to select a new Director Nominee for election to the board of directors (whether to replace a prior Director Nominee or to fill a vacancy).  In the event of such an initiation of a removal of a Director Nominee under this Section 5.1, the Company shall take such reasonable actions as are necessary to facilitate such removal and/or election of a new Director Nominee, including, without limitation, soliciting the votes of the appropriate stockholders at the next scheduled annual or special meeting of stockholders or the next distribution of an Action by Written Consent of the stockholders.

(c) The Company shall obtain, on or before the date the Director Nominee is appointed, customary director and officer liability insurance with coverage of not less than $5,000,000 in favor of all members of its board of directors, including such Director Nominee; provided, that if the cost of such coverage for all members of the Company’s board of directors would exceed an aggregate of $100,000 in annual premiums (the “Aggregate Cost”), then the Company shall be required to maintain the maximum amount of such coverage available for all members of its board of directors at the annual Aggregate Cost.  The Director Nominee shall receive fees in an amount consistent with fees paid to other non-employee directors specifically for their service as a director and shall have reasonable expenses reimbursed as is customary for all members of the Company’s board of directors. The Director Nominee may be excluded from any meetings of the board of directors, and any meeting materials relating to the same may be redacted accordingly before being furnished to the Director Nominee, if, in the good faith determination of the Company’s board of directors, the subject matter to be discussed at such meeting (or the portion thereof from which it proposes to exclude the Director Nominee) relates solely and directly to disputes or negotiations relating to the Company and the Investors in respect of this Agreement or the Indenture.  The Company will use its best efforts to ensure, and to cause its board of directors to ensure, that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in the preceding sentence.  If, as a result of the death, disability, retirement, resignation, removal or otherwise, the person nominated by Investors pursuant to this Article shall no longer serve as the Director Nominee, the Investors shall be entitled to designate another individual to fill such capacity and serve as the Director Nominee.

(d) At any time following the Termination of the PIP Transaction during which a Director Nominee is not serving as a member of the Company’s board of directors in accordance with this Section 5.1, the Company shall permit one designee appointed by the Majority Holders to serve as an observer and attend all meetings of the Company’s board of directors and the Company’s Compensation Committee.  The Company shall give any such observer, at the same time, on the same basis and in the same form as provided to the members of its board of directors, (i) notice of any meeting of the board of directors or of the Compensation Committee and (ii) copies of any materials or documents to be presented, discussed or used at such meetings.  The Investors shall have no board observer rights with respect to the Company’s board of directors unless and until the PIP Transaction is Terminated.

5.2 Director Nominee to Emir Oil.

(a) In the event the PIP Transaction is Terminated for any reason, the Company will cause Emir Oil to amend its Organizational Documents within thirty (30) days following such termination to provide for a board of managers, board of directors or similar body to be the governing body of, or an advising body to, Emir Oil (the “Emir Board”), the number of members of which will be at the discretion of Emir Oil and the Company.  Such amendment will also provide that the Investors will have the right to appoint one member to the Emir Board. The Company shall cause Emir Oil to appoint such member to the Emir Board as promptly as practicable but no later than thirty (30) days following such termination; provided, that if any governmental or regulatory approvals are required for the appointment of such member to the Emir Board, the Company shall have such additional time as may be required to obtain such approvals so long as the Company is using its reasonable efforts to obtain any such approvals. The Investors shall not be entitled to nominate or appoint a Director Nominee to the Emir Board unless and until the PIP Transaction is Terminated.  The Company shall cause Emir Oil to obtain, on or before the date the Director Nominee is to be appointed, customary director and officer liability insurance with coverage of not less than $5,000,000 in favor of all members of the Emir Board, including such Director Nominee; provided, that if the cost of such coverage for all members the Emir Board would exceed the Aggregate Cost, then Emir Oil shall be required to maintain the maximum amount of such coverage available for all members of the Emir Board at the annual Aggregate Cost.  The Director Nominee shall receive fees in an amount consistent with fees paid to other non-employee members of the Emir Board (or if there are no other non-employee members, consistent with fees paid to the non-employee members of the BMB board of directors) specifically for their service as a member of the Emir Board and shall have reasonable expenses reimbursed as is customary for all members of Emir Board (or, in the absence of customary practice, as is customary for all members of the Company’s board of directors). The Director Nominee may be excluded from any meetings of the Emir Board, and any meeting materials relating to the same may be redacted accordingly before being furnished to the Director Nominee, if, in the good faith determination of the Company’s board of directors, the subject matter to be discussed at such meeting (or the portion thereof from which it proposes to exclude the Director Nominee) relates solely and directly to disputes or negotiations relating to Emir Oil and the Investors in respect of this Agreement or the Indenture.  The Company shall cause Emir Oil to use its best efforts to ensure, and to cause the Emir Board to ensure, that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in the preceding sentence.  If, as a result of the death, disability, retirement, resignation, removal or otherwise, the person nominated by Investors pursuant to this Article shall no longer serve as the Director Nominee, the Investors shall be entitled to designate another individual to fill such capacity and serve as the Director Nominee.

(b) At any time following the Termination of the PIP Transaction during which a Director Nominee is not serving as a member of Emir Board in accordance with Section 5.2(a) hereof, the Company shall cause Emir Oil to permit one designee appointed by the Majority Holders to serve as a non-voting observer and attend all meetings of the Emir Board.  The Company shall cause Emir Oil to give any such observer, at the same time, on the same basis and in the same form as provided to the members of its Board, (i) notice of any meeting of the Board and (ii) copies of any materials or documents to be presented, discussed or used at such meetings.  The Investor shall have no board observer rights with respect to the Emir Board unless and until the PIP Transaction is Terminated.

5.3 Termination of Rights.  The right of the Investors to nominate a Director Nominee or have an observer pursuant to Sections 5.1 and 5.2 hereof, and all related obligations of the Company and Emir Oil with respect thereto, shall terminate as of such time as all of the Notes shall have been paid in full or otherwise satisfied through conversion.  The Company’s bylaws and Emir Oil’s Organizational Documents shall be amended to provide that the term of service for the Director Nominee (or any successor thereof as appointed by the Investors in accordance with Section 5.1 or 5.2 hereof, as applicable) shall end as of such time as all of the Notes shall have been paid in full or otherwise satisfied through conversion.

5.4 Compliance with Law and Policy.  Each Director Nominee and any other representative of the Investors will be subject to and comply with all rules, practices and procedures imposed by law, the applicable Trading Market and the Company’s and Emir Oil’s corporate governance, confidentiality and other employee policies (to the extent such policies have been made available to them for review), as applicable (including, without limitation, maintaining the confidentiality of all nonpublic information, refraining from trading in the Company’s securities while in possession of material, nonpublic information and generally complying with securities and disclosure rules and regulations).  Neither the Company nor Emir Oil is under any obligation to disclose publicly material nonpublic information that is made available to the Investors or a Director Nominee and, as a result, the Investors and such Director Nominee may not be able to trade in the Company’s securities for indefinite periods of time when in possession of material nonpublic information.

ARTICLE 6
MISCELLANEOUS

6.1 Remedies.

(a) If and when the PIP Transaction is consummated, the Company shall redeem each of the Notes for 100% of such Notes’ principal amount, together with interest accrued to such date, pursuant to Section 10.2 of the Indenture.  The Investors hereby waive any breach or default of any provision of this Agreement that may be deemed to occur upon the consummation of the PIP Transaction; provided that each of the Notes is redeemed concurrently with such consummation, as contemplated by the foregoing sentence.

(b) Subject to Section 2.1 hereof, the Company acknowledges and agrees that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Investors for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Investor may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

6.2 No Conflicting Agreements.  Other than potential conflicts that may arise under the PIP Agreement, the Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Notes or the Company’s Common Stock that conflicts with the rights granted to the Investors in this Agreement.  The Company represents and warrants that the rights granted to the Investors hereunder do not in any way conflict with the rights granted to the holders of the Company’s Common Stock under any other agreements. The Company will not take any action with respect to the Registrable Securities that would adversely affect the ability of any of the Investors to include such Registrable Securities in a registration undertaken pursuant to this Agreement. The Company represents and covenants that it has not granted, and shall not grant, to any of its securityholders (other than the Investors in such capacity) the right to include any of the Company’s securities in any registration filed pursuant to this Agreement.

6.3 Tolmakov Agreements.  Pursuant to Section 8.19 of the PIP Agreement, Mr. Tolmakov and/or his affiliates will enter into certain leasing transactions as set forth therein (the “PIP Leases”) that are expressly permitted under Section 9.37 of the Indenture.  In the event that the PIP Agreement is Terminated and the terms of any of the PIP Leases do not conform to the otherwise applicable requirements set forth in Section 9.37 of the Indenture (a “Non-conforming Lease”), Mr. Tolmakov shall renegotiate, and shall cause his affiliates to renegotiate, as the case may be, promptly and in good faith the terms of any Non-conforming Lease so that the terms of such Non-conforming Lease shall reasonably satisfy the requirements of Section 9.37 of the Indenture.

6.4 Amendments; Waivers.

(a) No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Majority Holders.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b) For the avoidance of doubt, the Company hereby acknowledges and agrees that consent by the Investors holding Notes to any Permitted Amendment shall not be deemed to constitute an amendment, modification or waiver of or with respect to any provision or term of the Indenture, the Notes or this Agreement.

6.5 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications will be as follows:

19

If to the Company:

BMB Munai, Inc.
202, Dostyk Avenue, 4th Floor
Business Centre “Forum”
050051, Almaty
Kazakhstan
Facsimile: +732 72 375 131

Attention: Askar Tashtitov

and

BMB Munai, Inc.
324 South 400 West, Suite 225
Salt Lake City, Utah 84101
United States of America
Facsimile: +1 801 355 2990
Attention: Adam Cook

With copies to:

Poulton & Yordan
Attorneys at Law
324 South 400 West, Suite 250
Salt Lake City, Utah 84101
United States of America
Facsimile: +1 801 355 1341

Attention: Ron Poulton

and

Holland & Hart LLP
222 S. Main Street, Suite 2200
Salt Lake City, Utah 84101
United States of America
Facsimile: +1 801 799 5700
Attention: David G. Angerbauer

If to an Investor: To such Investor’s address as indicated on the signature pages hereto
With a copy to: Dewey & LeBoeuf LLP No.1 Minster Court Mincing Lane London EC3R 7YL Facsimile: +44 20 7444 7335

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.6 Successors and Assigns.  Any person who purchases any Notes or Conversion Shares (other than Conversion Shares that have been sold pursuant to an effective registration statement) from any Investor shall be deemed, for purposes of this Agreement, to be a permitted assignee of such Investor. Neither the Company nor the Selling Stockholders may assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor.  This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Investor that holds any Notes or Conversion Shares.

6.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

6.9 Jurisdiction.  Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought. THE COMPANY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK --

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Investors Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BMB Munai, Inc.

By:   /s/ Askar Tashtitov
Name: Askar Tashtitov
Title: President

/s/ Boris Cherdabayev
Boris Cherdabayev, Chairman of BMB Munai, Inc.

/s/ Toleush Tolmakov
Toleush Tolmakov, Vice President of Production of BMB Munai, Inc.

Signature Page to
Investors Rights Agreement

INVESTORS Black River Asset Management LLC, on behalf of certain funds managed by it, as an Investor By: /s/ Akshay Kaura
Name: Akshay Kaura
Title: Authorized Signatory

Address: c/o Black River Asset Management LLC Attn: Vicki Beeth 12700 Whitewater Drive Minnetonka, MN 55343

Signature Page to
Investors Rights Agreement

CQS Convertible and Quantitative Strategies Master Fund Limited, as an Investor

By:   /s/ Michael Pownall
      Name: Michael Pownall
      Title: Authorised Signatory

Address:
CQS Convertible and Quantitative Strategies Master Fund Limited
c/o CQS (UK) LLP
5th Floor
33 Chester Street
London SW1X 7BL
Attention: Legal Department

Facsimile No.:_____________________________

Signature Page to
Investors Rights Agreement

GLG Market Neutral Fund, as an Investor By: /s/ Victoria Parry
Name: Victoria Parry
Title: Senior Legal Counsel GLG Partners LP
By: /s/ Clare Betteridge
Name: Clare Betteridge
Title: Legal Counsel GLG Partners LP

Address: GLG Partners LP One Curzon Street London W1J 5HB Attention: Clare Betteridge Facsimile No.: +44 20 3205 1327

Signature Page to
Investors Rights Agreement

Linden Capital LP, as an Investor By: /s/ Craig Jarvis
Name: Craig Jarvis
Title: Authorized Signatory

Address: c/o Linden Advisors 590 Madison Ave, 15th Floor New York, NY 10022 Attention: Chief Financial Officer Facsimile No.: 646-840-3625

Signature Page to
Investors Rights Agreement

Outrider Management, LLC, on behalf of certain funds managed by it, as an Investor By: /s/ Stephen Hope
Name: Stephen Hope
Title: Managing Member

Address: Outrider Management LLC 1001 Bayhill Drive, Suite 125 San Bruno, CA 94066 Attention: Stephen Hope Facsimile No.: (650) 238-5811

Signature Page to
Investors Rights Agreement

SW Asset Management, on behalf of SWGCO Master Fund Ltd., as an Investor By: /s/ David C. Hinman
Name: David C. Hinman
Title: Managing Principal

Address: SW Asset Management LLC 23 Corporate Plaza Drive, Suite 130 Newport Beach, CA 92660 Attention: Bob Venable Facsimile No.: 949-706-9301

Signature Page to
Investors Rights Agreement

UniCredit Bank AG, as an Investor By: /s/
Name:
Title:
By: /s/ Mark Oesterwinte
Name: Mark Oesterwinte
Title:

Address: UniCredit Bank AG Kardinal-Faulhaber-Strasse 1 80333 Munich, Germany Attention: Carsten Richter Facsimile No.:_____________________________

4929444_14.DOC